Exhibt 10.22

                            MAVERICK TUBE CORPORATION
                           DEFERRED COMPENSATION PLAN


1. Purpose. The Maverick Tube Corporation Deferred Compensation Plan (the "Plan") is established to provide additional incentive to executive personnel to remain in the employ of Maverick Tube Corporation (the "Corporation") for a period of five years by offering deferred compensation to such personnel subject to such continued employment.

2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"), which Committee, subject to any permitted action by the Board of Directors, shall have complete discretion and authority with respect to the Plan and its application except to the extent that discretion is limited by the Plan.

3. Participants. Any key employee ("Employee") of the Corporation, who has been designated as eligible to participate under the Plan by the Compensation Committee, shall become a participant ("Participant"). Employees who have been designated as Participants by the Committee shall be listed in Schedule A, attached hereto and made a part hereof by reference. The Committee may amend Schedule A from time to time by adding additional Participants thereto.

4. Deferred Compensation. At the time of designation of an Employee as a Participant, the Compensation Committee shall designate with respect to each Participant the amount of compensation to be deferred annually and the number of years for which such annual amount will be so deferred. Any deferred compensation pursuant to this Section shall be recorded by the Corporation in a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited as of the first day of each fiscal calendar year of the Corporation (except for fiscal year 1995, as to which such amount shall be credited to a Participant's Account on or before February 29,
1996) in the designated amount and for the designated number of years. No amount shall be credited to the Account of a Participant in respect of any fiscal year unless the Participant is employed by the Corporation on the first day of such fiscal year.

5. Investment of Deferred Amounts. The Participant shall designate, in a form prescribed by the Corporation, the allocation of amounts credited to his Account as though invested as designated by the Participant from those investments made available by the Corporation. Such designations may be changed annually by the Participant and shall be effective only as of the first day of the fiscal year after receipt by the Corporation of written notice of such change from the Participant. All interest, other earnings, gains or losses on any investment medium into which amounts are so allocated (collectively, the "Earnings") shall be owned by the Corporation and the Participant shall have no ownership or control over any amounts of deferred compensation or the Earnings thereon.

6. Distribution of Deferred Amounts. Unless a Participant's employment with the Corporation has been terminated by reason of death or disability or unless there occurs a Change of Control as hereinafter provided, if the Participant is employed by the Corporation on October 1, 2000 (the "Normal Vesting Date"), the Corporation shall direct distribution of the amounts credited to a Participant's Account, including Earnings credited thereon pursuant to Section 5 hereof, to the Participant in a lump sum no later than 120 days following the end of the Corporation's fiscal year ending in the year 2000.

7.       Termination of Employment.

                  (a) Subject to Section 8 hereof, upon termination of the employment of a Participant with the Corporation for any reason other than death or disability on or prior to September 30, 2000 (I) the Participant shall forfeit the entire balance of his Account (including all Earnings thereon), and (ii) all obligations of the Corporation to the Participant with respect to deferred compensation hereunder shall thereupon cease.

                  (b) Upon termination of the employment of a Participant with the Corporation by reason of his death, the Participant's designated beneficiary or beneficiaries shall be entitled to receive all amounts credited to the Account of the Participant, together with all Earnings thereon, as of the date of his death, in a single sum payable not later than 120 days after the end of the fiscal year in which such death occurs. If there is no designated beneficiary, such amount shall be paid to the estate of the deceased Participant.

                  (c) Upon termination of the employment of a Participant with the Corporation by reason of the Participant's Disability, the Participant shall be entitled to receive all amounts credited to his Account, together will all Earnings thereon, as of the date of his termination of employment, in a single sum payable not later than 120 days after the end of the fiscal year in which termination of employment occurs.

8. Change of Control. Notwithstanding the foregoing, in the event of a Change of Control of the Corporation, the Participant shall immediately thereupon vest in all amounts in his Account. A "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provision, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty-five (35%) or more of either the outstanding shares of common stock or the combined voting power of Corporation's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities, or a liquidation or dissolution of Corporation or the sale of all or substantially all of Corporation's assets. If a change of Control occurs, the Plan shall continue an all amounts credited to the Account of the Employee shall be paid at the time that such amount would be otherwise payable to him, without respect to the provisions of paragraph (a) of Section 7 hereof, until the earlier of (I) the termination of employment of the Participant with the Corporation, regardless of the reason therefor, (ii) the Normal Vesting Date whereupon the Participant shall be entitled to receive all amounts credited to his Account, together with all Earnings thereon, in a single sum payable not later than 120 days after the end of the fiscal year in which such termination occurred or the Normal Vesting Date, as the case may be.

9. Participant's Rights Unsecured. The Corporation may, at is sole discretion, elect to segregate funds representing annual deferred compensation amounts may deposit such funds into a trust constituting a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, and meeting the requirement of Rev. Proc. 92-64 ("Rabbi Trust"). The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account, whether or not separate funds are being held in a Rabbi Trust, or any other specific assets of the Corporation. All amounts credited to an Account or deposited in or held by a Rabbi Trust shall constitute general assets of the Corporation and, subject to the provisions of the Rabbi Trust, may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. The Plan shall constitute a mere promise to make benefit payments in the future.

10. Prohibition Against Assignment. The payments, benefits or interest provided for under this Plan shall not be subject to any claim of any creditor of any Participant or the beneficiary of any Participant in law or in equity and shall not be subject to attachment, garnishment, execution or other legal process by any such creditor; nor shall the Participant have any right to sell, assign, transfer, pledge, encumber, anticipate, alienate or otherwise dispose of any such payments, benefits or interest.

11. Amendment to the Plan. The Board of Directors of the Corporation may amend the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment shall divest any Participant or beneficiary of the balance in his Account, or of any rights to which he would have been entitled under the Plan prior to such amendment, or relieve the Corporation of any obligation hereunder, including, without limitation, its obligation for subsequent credit of deferred compensation with respect to such Participants.

12. Termination of the Plan. This Plan shall terminate on February 1, 2002 unless sooner terminated by the Board of Directors of the Corporation; provided, however, that no such termination shall affect the rights of the Participants to whom obligations for deferred compensation then still exist.

13. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

         (a)      on the date it is personally delivered to the Secretary of the
                    Corporation;
                  or
         (b)      three business days after it is sent by registered or
                    certified mail, addressed to the Corporation's Secretary at Maverick Tube Corporation, 400 Chesterfield Center,
                    2nd Floor, Chesterfield, Missouri  63017.

14.      Effective Date.  This plan shall be effective October 1, 1995.





                            MAVERICK TUBE CORPORATION
                           DEFERRED COMPENSATION PLAN

                                   Schedule A

Participant           Annual Deferred Compensation       Period of Participation

GRegg Eisenberg            $15,000                   10/1/1995 through 9/30/2000

S. Kanthamneni             $20,000                   10/1/1995 through 9/30/2000

S. Evans                   $15,000                   10/1/1995 through 9/30/2000








                            MAVERICK TUBE CORPORATION
                           DEFERRED COMPENSATION PLAN

                           Designation of Beneficiary

         Pursuant to the Maverick Tube Corporation Deferred Compensation Plan (the "Plan"), I hereby designate the following persons as my beneficiaries to receive all amounts held for me under the Plan which have not been paid to me at the date of my death:

         Primary Beneficiary(ies):

              Name                       Relationship                 Percentage

        ---------------------      --------------------------         ---------%

        ---------------------      --------------------------         ---------%

        ---------------------      --------------------------         ---------%

         Secondary Beneficiary(ies):

              Name                       Relationship                 Percentage

        ---------------------      --------------------------         ---------%

        ---------------------      --------------------------         ---------%

        ---------------------      --------------------------         ---------%

Date:_____________________          __________________________________________
                                            Signature


                                    ------------------------------------------
                                            Print Name


Reviewed and approved:

Date:_____________________          By:_______________________________________